SUBSCRIPTION AGREEMENT

Subscription Agreement, dated February 8, 2007, between GENERAL COMPONENTS, INC., a Nevada corporation having its business address at Suite 1503, Sino Plaza 255-257, Gloucester Road, Causeway Bay, Hong Kong (the “Company”) and certain investors listed on the signature pages hereto (the “Purchasers”).

ARTICLE I

PURCHASE, SALE AND TERMS OF SHARES

1.01  The Shares. Each Purchaser agrees to purchase shares of Series B Preferred Stock of the Company (the “Shares”), at a purchase price of $50,000 per share, in the amount set forth on such Purchaser’s signature page hereto, for a total of $7,100,000 in aggregate Subscription Amounts.

1.02  Closing. The Company agrees to issue, and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, Purchasers agree to purchase the Shares as described in Section 1.01. The closing (the “Closing”) of the purchase and sale of the Shares to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, at 10:00 a.m., New York City time as soon as practicable following the date on which all of the closing conditions set forth in Article II have been satisfied or waived (the “Closing Date”). At the Closing, the Purchasers will make a payment of their respective Subscription Amounts, directly by wire transfer or will cause Loeb & Loeb LLP, as escrow agent, to deliver a wire transfer of such Subscription Amount to the account of the Company. Each Purchaser and each Convertible Note Investor that has acknowledged and signed this Agreement shall also, at the Closing, deliver to the Company, signed and completed copies of, (i) if such Purchaser or Convertible Note Investor is a “United States person” for U.S. federal income tax purposes, a Form W-9 in accordance with the instructions accompanying the form or (ii) if such Purchaser or Convertible Note Investor is a nonresident alien for U. S. federal income tax purposes, a Form W-8BEN in accordance with the instructions accompanying the form, if applicable (or such other applicable Form W-8). Subsequent to the Closing, the Company will issue certificates representing the Series B Preferred Stock to the Purchasers of the Shares, evidencing the purchase by the Purchasers of the number of Shares corresponding to their respective Subscription Amounts.

1.03  Representations by the Purchasers. Each Purchaser make the following representations and warranties to the Company:

(i)  None of the Shares (or shares of Common Stock that may be issued upon the conversion thereof or in payment of dividends thereon) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, or not subject to such requirement, by virtue of Regulation S promulgated under the Securities Act, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement.

(ii)  The Purchaser has carefully reviewed the reports and other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC Reports”) and all other documents requested by the Purchaser (the “Requested Documents”) and understands the information contained therein.

(iii)  Neither the Securities and Exchange Commission nor any state securities commission has approved the Shares, or passed upon or endorsed the merits of the offer or sale thereof.

(iv)  All documents, records and books pertaining to the investment in the Shares (including, without limitation, the Transaction Documents) have been made available for inspection by the Purchaser and its representatives. Purchaser hereby acknowledges that all such information is confidential and Purchaser shall not disclose any such confidential information to any third party other than as set forth herein.

(v)  The Purchaser has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Shares and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Purchaser.

(vi)  In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in the SEC Reports and the Requested Documents.

(vii)  The Purchaser is unaware of, is in no way relying on, and did not become aware of the offering of the Shares through or as a result of, any form of general solicitation or general advertising as those terms are used in Regulation D under the Securities Act, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Shares and is not subscribing for Shares and did not become aware of the offering of the Shares through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in the Shares generally.

(viii)  The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby.

(ix)  The Purchaser has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities similar to the Shares, so as to enable the Purchaser to utilize the information made available to it in connection with the offering of the Shares to evaluate the merits and risks of an investment in the Shares and the Company and to make an informed investment decision with respect thereto.

(x)  The Purchaser is not relying on the Company or any of its employees, officers or agents with respect to the legal, tax, economic and related considerations as to an investment in the Shares, and the Purchaser has relied on the advice of, or has consulted with, only his own advisors.

(xi)  The Purchaser is acquiring the Shares solely for the Purchaser's own account for investment and not with a view to resale, assignment or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Shares, and the Purchaser has no plans to enter into any such agreement or arrangement. The Purchaser will not engage in hedging transactions with respect to the Shares or the securities received upon exchange of the Shares unless in compliance with the registration requirements of the Securities Act.

(xii)  The Purchaser must bear the substantial economic risks of the investment in the Shares indefinitely because none of the Shares (or shares of Common Stock that may be issued upon the conversion thereof) may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Subject to the terms hereunder, legends shall be placed on the Securities to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s records. Stop transfer instructions will be placed with the transfer agent of the shares of Common Stock. Although the Company has the obligation to register for resale the securities received upon conversion of the shares of Series B Preferred Stock (see the Registration Rights Agreement), there can be no assurance that such registration will be completed within the time frames required by the Company, or at all. It is not anticipated that there will be any active market for resale of the Securities, and such securities will not be freely transferable at any time in the foreseeable future, until the registration statement filed pursuant to the Registration Rights Agreement is declared effective.

(xiii)  The Purchaser has adequate means of providing for its current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Shares for an indefinite period of time.

(xiv)  The Purchaser is aware that an investment in the Shares involves a number of very significant risks and has carefully read and considered the matters set forth under the caption “Risk Factors” in the SEC Reports.

(xv)  The Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as set forth on the Investor Certification contained herein or is a “non-US Person” as set forth on such Investor Certification.

(xvi)  The Purchaser: (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity, (A) such entity was not formed for the specific purpose of acquiring the Shares, (B) such entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of law or its charter or other organizational documents, (D) such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares (and the shares of Common Stock that are issuable upon the conversion thereof), (E) the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, and (F) this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; and (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, such representative has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, limited liability company or limited liability partnership, or other entity for whom such representative is executing this Subscription Agreement, and such individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity has full right and power to perform this Subscription Agreement and make an investment in the Company, and that this Subscription Agreement constitutes a legal, valid and binding obligation of such Purchaser. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

(xvii)  The Purchaser had the opportunity to obtain any additional information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the SEC Reports and all documents received or reviewed in connection with the purchase of the Shares and the opportunity to have representatives of the Company provide it with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business and prospects of the Company deemed relevant by the Purchaser and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to Purchaser to its full satisfaction.

(xviii)  The Purchaser represents to the Company that any information which the undersigned has heretofore furnished or furnishes herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering of the Shares. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the Shares.

(xix)  The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Shares will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser.

(xx)  No oral or written representations have been made, or oral or written information furnished, to the Purchaser in connection with the offering of the Shares or as to the Company, which are in any way inconsistent with the information contained in the SEC Reports.

(xxi)  The Purchaser understands that, until such securities have been registered under the Securities Act, any certificates issued to represent the Shares and any shares of Common Stock issuable upon the conversion thereof will bear a restrictive legend substantially to the following effect:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(xxii)  Opinion. The Purchasers will not transfer any or all of the Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of Purchaser’s Shares, without first providing the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(xxiii)  The Purchasers nor any of their respective Affiliates have engaged, or will engage in any transactions in the securities of the Company (including, without limitations, any Short Sales (as defined below) involving the Company’s securities) since the time that the Purchasers were first contacted by the Company or its representatives regarding the transactions contemplated by this Agreement. “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

ARTICLE II
CONDITIONS TO PURCHASERS’ OBLIGATIONS

The obligations of each Purchaser to purchase and pay for the Shares to be purchased by it at the Closing, is subject to the following conditions:

2.01  Representations and Warranties. Each of the representations and warranties of the Company set forth in Article III hereof shall be true, accurate and correct on the date of the Closing as if made on the date of the Closing.

2.02  Documentation at Closing. The Purchasers shall have received, prior to or at the Closing, all of the following materials, each in form and substance satisfactory to the Purchasers and their counsel, if any, and each of the following events shall have occurred, or each of the following documents shall have been delivered, prior to or simultaneous with such Closing:

(a)  Copies of (1) the Articles of Incorporation of the Company, as amended or restated to date, together with such evidence as may be available of the filing thereof; (2) the resolutions of the Board of Directors providing for the approval of this Agreement, the issuance of the Shares, and all other agreements or matters contemplated hereby or executed in connection herewith; and (3) the By-laws of the Company, all of which shall have been certified by the Secretary of the Company, as of the date of each such Closing, to be true, complete and correct; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, required to be obtained at or prior to the Closing with respect to this Agreement and the issuance of the Shares.

(b)  The Company shall have delivered the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, including with respect to the incumbency of such officers, and the true specimen signatures of such officers.

(c)  A certificate of the President of the Company, dated the date of the Closing, stating that the representations and warranties of the Company contained in Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct as of the time of the Closing and that all obligations and covenants in this Agreement required to be performed prior to or at the Closing have been performed as of the time of Closing.

(d)  The Company shall have obtained any consents or waivers necessary to be obtained at or prior to the Closing to execute and deliver this Agreement and the other agreements and instruments executed and delivered by the Company in connection herewith, to issue the Shares and to carry out the transactions contemplated hereby and thereby, and such consents and waivers shall be in full force and effect at the Closing. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and the other agreements and instruments executed and delivered by the Company in connection herewith and the issuance of the Shares shall have been made or taken.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants as follows:

3.01  Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of Nevada, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect.

3.02  Subsidiaries. All of the direct and indirect subsidiaries (as defined in Rule 12b-2 under the Exchange Act) of the Company are set forth on Schedule 3.02. Schedule 3.02 accurately sets forth the Company’s approximate percentage ownership interest in each such subsidiary named therein.

3.03  Organizational Documents. True, correct and complete copies of the organizational documents of the Company have been included in the Company SEC Reports, and no action has been taken to amend or repeal such organizational documents. The Company is not in violation or breach of any of the provisions of its organizational documents, except for such violations or breaches as would not have a Material Adverse Effect.

3.04  Authorization. Subject to its receipt of stockholder approval in the manner required by law, the Company has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Subscription Agreement and each of the Transaction Documents to which the Company is a party, to consummate the transactions contemplated by this Subscription Agreement and each of the Transaction Documents to which the Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Company is a party. The execution, delivery and performance by the Company of this Subscription Agreement and each of the Transaction Documents to which the Company is a party have been duly authorized by the Board and do not require from the Company Board any consent or approval that has not been validly and lawfully obtained except for approval by the Company stockholders. The execution, delivery and performance by the Company of this Subscription Agreement and each of the Transaction Documents to which the Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any governmental authority.

3.05  No Violation. Neither the execution nor the delivery by the Company of this Subscription Agreement or any Transaction Document to which the Company is a party, nor the consummation or performance by the Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any lien under, any agreement or instrument to which the Company is a party or by which the properties or assets of the Company is bound; (c) contravene, conflict with, or result in a violation of, any law or order to which the Company, or any of the properties or assets owned or used by the Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Company, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

3.06  Binding Obligations. Assuming this Subscription Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Company, this Subscription Agreement and each of the Transaction Documents to which the Company is a party are duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

3.07  Securities Laws. Assuming the accuracy of the representations and warranties of the Purchasers contained in the Investor Certification, the issuance of the Shares pursuant to this Subscription Agreement will be, when issued and paid for in accordance with the terms of this Subscription Agreement, issued in accordance with exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration permit or qualification requirements of all applicable state securities laws.

3.08  Capitalization and Related Matters.

(i)  Capitalization. The authorized capital stock of the Company consists of 280 million shares, consisting of 280 million shares of Company Common Stock and 10 million shares of preferred stock, of which approximately 279,997,207 shares of Company Common Stock are issued and outstanding, no shares of preferred stock are outstanding and approximately 287,132,793 shares of Common Stock and 120 shares of Series B Preferred Stock are issuable pursuant to outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts. All issued and outstanding shares of the Company’s Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Company, other than with respect to the 12,500,000 shares of Common Stock issuable pursuant to a warrant to be issued to Comtech Global Investments, Inc. (“Comtech”) pursuant to an Engagement Letter between Comtech and the Company (the “Comtech Warrant”), the 16,250,000 shares of Common Stock issuable pursuant to a warrant to be issued to Broadband Capital Management LLC (“Broadband”) pursuant to an Engagement Letter between Broadband and the Company (the “Broadband Warrant”, and together with the Comtech Warrant, the “Warrants”) and the 30,000,000 shares of Common Stock issuable pursuant to a warrant (the “Beijing HTW Warrants”) to be issued to Beijing Hi-Tech Wealth Investment and Development Company Limited (“Beijing HTW”) pursuant to an Asset Purchase Agreement dated as of the date hereof among Beijing HTW, the Company and Magical Insight Investments Limited. The Warrants expire three years from the issue date thereof and the exercise price applicable under such Warrants will be $0.15 per share on the date of issuance and the Beijing HTW Warrants will have a nominal exercise price and will be exercisable at any time after the consummation a 1 for 10 reverse split of its outstanding common shares by the Company. To the best knowledge of the Company, the issuance of all of the shares of Company’s Common Stock described in this Section 3.08 have been in compliance with U.S. federal and state securities laws.

(ii)  No Redemption Requirements. Except as set forth in the SEC Reports, there are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

(iii)  Duly Authorized. The issuance of the Shares has been duly authorized and, upon delivery to the Purchasers of certificates therefor in accordance with the terms of this Subscription Agreement, such Shares have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all liens and restrictions, other than liens created by the Purchasers and restrictions on transfer imposed by this Subscription Agreement and the Securities Act, and will have been validly issued and be will be fully paid and nonassessable.

3.09  Compliance with Laws. Except as would not have a Material Adverse Effect, the business and operations of the Company have been and are being conducted in accordance with all applicable laws and orders. Except as would have a Material Adverse Effect, the Company has not received notice of any violation (or any proceeding involving an allegation of any violation) of any applicable law or order by or affecting such Company and, to the knowledge of the Company, no proceeding involving an allegation of violation of any applicable law or order is threatened or contemplated. Except as would have a Material Adverse Effect, the Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Company, any event or circumstance relating to the Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Company from entering into this Subscription Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Subscription Agreement or the consummation of the transactions contemplated hereby.

3.10  Certain Proceedings. There is no pending proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Subscription Agreement. To the knowledge of the Company, no such proceeding has been threatened.

3.11  No Brokers or Finders. No person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, other than Broadband.

3.12  Absence of Undisclosed Liabilities. Except as set forth in the SEC Reports, the Company does not have any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the most recent balance sheet included in the SEC Reports. Except as set forth in the SEC Reports, the Company has not incurred any liabilities or obligations under agreements entered into, in the usual and ordinary course of business since December 31, 2005.

3.13  Changes. Except as set forth in the SEC Reports, the Company has not, since December 31, 2005:

(i)  Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Subscription Agreement;

(ii)  Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

(iii)  Loans. Made any loans or advances to any person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

(iv)  Liens. Created or permitted to exist any lien on any material property or asset of the Company, other than as such as would not have a Material Adverse Effect;

(v)  Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any equity security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

(vi)  Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

(vii)  Material Company Contracts. Terminated or modified any material Company contract, except for termination upon expiration in accordance with the terms thereof;

(viii)  Claims. Released, waived or cancelled any claims or rights relating to or affecting the Company in excess of US $10,000 in the aggregate or instituted or settled any proceeding involving in excess of US $10,000 in the aggregate;

(ix)  Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of US $10,000 in the aggregate, except for liabilities incurred prior to the date of this Subscription Agreement in the ordinary course of business;

(x)  Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $150,000 in the aggregate, other than professional fees;

(xi)  Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any person;

(xii)  Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other person;

(xiii)  Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

(xiv)  Agreements. Entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

3.14  Tax Returns and Audits.

(i)  Tax Returns. The Company has filed all material Tax Returns required to be filed by or on behalf of the Company and has paid all material Taxes of the Company required to have been paid (whether or not reflected on any Tax Return). Except as set forth in the SEC Reports, (a) no governmental authority in any jurisdiction has made a claim, assertion or threat to such Company that such Company is or may be subject to Taxation by such jurisdiction; (b) there are no liens with respect to taxes on the Company’s property or assets other than such as would not have a Material Adverse Effect; and (c) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company for any period (or portion of a period) that would affect any period after the date hereof.

(ii)  No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Company, nor is any such claim or dispute pending or contemplated.

3.15  Insurance Coverage. Except as disclosed in the SEC Reports, the Company does not maintain any insurance policies.

3.16  Litigation; Orders. There is no proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of Company’s properties, assets, business or employees. To the knowledge of the Company, there is no fact that might result in or form the basis for any such proceeding. The Company is not subject to any material governmental orders.

3.17  Licenses. Except as would not have a Material Adverse Effect, the Company possesses from the appropriate governmental authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for the Company to engage in its business as currently conducted and to permit the Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “Company Permits”). The Company has not received notice from any governmental authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for such Company to engage in its business as currently conducted and to permit such Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, the Company Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Company Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Company Permit. The Company has not received notice from any governmental authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Company Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Company Permit. All applications required to have been filed for the renewal of such Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Persons. All Company Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

3.18  Interested Party Transactions. Except as disclosed in the SEC Reports, no officer, director or stockholder of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Company any goods or services; or (2) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

3.19  SEC Documents; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) and, while not having filed all such Company SEC Reports prior to the date such filings may have been due, is nevertheless current with respect to its Exchange Act filing requirements. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been appropriately filed as exhibits to the Company SEC Reports as and to the extent required under the Exchange Act. The financial statements of the Company included in the Company SEC Reports comply in all material respects with applicable accounting requirement and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-QSB of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended.

3.20  Environmental Matters. Except as would not have a Material Adverse Effect:

(i)  The Company has at all time been and is in compliance with all Environmental Laws applicable to the Company.

(ii)  There are no proceedings pending or threatened against the Company alleging the violation of any Environmental Law or Environmental Permit applicable to the Company or alleging that the Company is a potentially responsible party for any environmental site contamination.

(iii)  Neither this Subscription Agreement nor the consummation of the transactions contemplated by this Subscription Agreement shall impose any obligations to notify or obtain the consent of any governmental authority or third persons under any Environmental Laws applicable to the Company.

3.21  Title to and Condition of Properties. Except as would not have a Material Adverse Effect, the Company owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all liens, except such as would not have a Material Adverse Effect. The material buildings, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

ARTICLE IV

COVENANTS OF THE COMPANY

4.01  Operations. From and after the date hereof through the Closing, the Company will operate only in the ordinary course of business and in addition thereto, and not in limitation thereof; will not and will not permit or suffer any Subsidiary to: (i) voluntarily incur any obligation; (ii) declare, authorize or become obligated to make (or express any intention to make) any significant distribution, dividend, increase in compensation or bonus to any Person; (iii) incur any material Indebtedness; (iv) engage in a transaction with any Affiliate; (v) amend any of its material agreements, contracts, articles of incorporation or by-laws; or (vi) agree to do any of the foregoing.

4.02  Inspection. The Company shall permit authorized representatives of the Purchasers to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, employees, independent accountants, consultants and attorneys, all at such reasonable times and as often as may be reasonably requested.

4.03  Reverse Stock Split. The Company shall take such actions as are necessary to consummate a 1 for 10 reverse split of its outstanding common shares at the earliest practicable date.

ARTICLE V

INDEMNIFICATION; REMEDIES

5.01  Survival. All representations, warranties, covenants, and obligations in this Subscription Agreement shall survive the Closing and expire six months from the date hereof (the “Survival Period”).

5.02  Indemnification by the Company. From and after the Closing until (1) the expiration of the Survival Period, or (2) with respect to a specific claim made by the Purchasers against the Company prior to the expiration of the Survival Period, until a court of competent jurisdiction renders a final unappealable decision (or appeals of a decision are not taken within the time period permitted for filing same) (the “Claims Period”), the Company shall indemnify and hold harmless the Purchasers from and against any liabilities, loss, claims, damages (excluding consequential, punitive and other similar damages), fines, penalties, expenses (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value (collectively, “Damages”) arising, directly or indirectly, from or in connection with:

(i)  any breach of any representation or warranty made by the Company in this Agreement or in any certificate delivered by the Company pursuant to this Agreement; or

(ii)  any breach by the Company of any covenant or obligation of the Company in this Agreement required to be performed by the Company on or prior to Closing.

5.03  Limitations on Amount. The Purchasers shall not be entitled to indemnification pursuant to Section 5.02, unless and until the aggregate amount of Damages to the Purchasers with respect to such matters under Section 5.02 exceeds $250,000, at which time, subject to the following cap on the maximum amount of damages in respect of which the Purchasers may seek indemnification hereunder, the Purchasers shall be entitled to indemnification for the total amount of such Damages in excess of $250,000. The aggregate amount of Damages for which the Company shall be responsible to indemnify the Purchasers with respect to shall in no event exceed $13,100,000.

5.04  Determining Damages. Materiality qualifications to the representations and warranties of the Company shall be taken into account in determining the amount of Damages occasioned by a breach of any such representation or warranty for purposes of determining the whether the baskets set forth in 5.03 have been met.

ARTICLE VI

GLOSSARY

6.01  Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” of any person shall mean a Person controlling, controlled by or under common control with, any such Person.

“Agreement” means this Subscription Agreement as from time to time amended and in effect between the parties, including all exhibits hereto.

“Board of Directors” or “Board” means the board of directors of the Company as constituted from time to time.

“Claims Period” shall have the meaning assigned to that term in

Section 5.02.

“Closing” shall have the meaning assigned to that term in Section 1.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Damages” shall have the meaning assigned to that term in Section

5.02.

“Environmental Laws” means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

“Environmental Permit” means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or order.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

“Material Adverse Effect” means any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (b) materially impair the ability of the Company to perform its obligations under this Subscription Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Subscription Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Company or its Subsidiaries, as the case may be, operate.

“Regulation S” means Regulation S promulgated under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Requested Documents” shall have the meaning assigned to that term in Section 1.03(ii).

“SEC Reports” shall have the meaning assigned to that term in Section 1.03(ii).

“Securities” includes the Shares and shares of Common Stock issuable upon the conversion thereof.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

“Series B Preferred Stock” means the Company’s Series B Preferred Stock, $.001 par value, as authorized on the date of this Agreement.

“Subsidiary” or “Subsidiaries” means, with respect to any person, any corporation, limited liability company, joint venture or partnership of which such person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

“Survival Period” shall have the meaning assigned to that term in

Section 5.01.

“Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.

“Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means, collectively, this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

“U.S.” means the United States of America.

“U.S. Person” has the meaning set forth in Regulation S.

6.02  Accounting Terms. All accounting terms not specifically defined herein or in any of the Transaction Documents shall be construed in accordance with generally accepted accounting principles as applied in the United States of America (“GAAP”) consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

ARTICLE VII

MISCELLANEOUS

7.01  No Waiver: Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

7.02  Amendments. Waivers and Consents. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least a majority in interest of the Shares and (ii) shall deliver copies of such consent in writing to any holders who did not execute such consent; provided that no consents shall be effective to reduce the percentage in interest of the Shares the consent of the holders of which is required under this Section 9.02. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.03  Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to the Company: General Components, Inc. Suite 1503, Sino Plaza 255-257 Gloucester Road, Causeway Bay, Hong Kong	with a copy to: Loeb & Loeb LLP 345 Park Avenue New York, NY 10154

Attention: Mr. Ma Qing, Chief Financial Officer Telephone No.: +852 2975 9809	Attention: Mitchell S. Nussbaum, Esq. Telephone No.:212-407-4000 Facsimile No.: 212-407-4990

If to the Purchasers: To the address set forth on the signature pages hereto

7.04  Costs, Expenses and Taxes. Each of the parties hereto shall bear its own expenses with regard to the negotiation, drafting and completion of the Transaction Documents and all related matters and transactions. The Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Subscription Agreement, the issuance of any securities and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

7.05  Effectiveness: Binding Effect: Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Purchasers and the respective successors and assigns. This Subscription Agreement may not be assigned by any party hereto without the written consent of the Company (in the event a Purchaser shall seek to assign its rights and duties hereunder) or all the Purchasers (in the event the Company shall seek to assign its rights and duties hereunder).

7.06  Survival of Representations and Warranties. All representations and warranties made in the Transaction Documents, the Shares or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

7.07  Prior Agreements. The Transaction Documents executed and delivered in connection herewith constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

7.08  Severability. The provisions of the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of such Transaction Document and the terms of the Shares shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

7.09  Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and without giving effect to choice of laws provisions.

7.10  Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

7.11  Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

7.12  Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Transaction Documents and the Shares.

7.13  Transfer. Nothing in the Transaction Documents or the Shares shall restrict the right and ability of the Purchasers or its Affiliates to transfer, and the Purchasers are hereby granted the right to transfer any rights, power or privileges of or under the Transaction Documents or the Shares to its Affiliates. The foregoing is in addition to, and not in limitation of; all other rights, powers and privileges of the Purchasers.

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be executed as of the date first above written.

General Components, Inc.
SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT

EXECUTION OF THIS AGREEMENT BY ANY PURCHASER SHALL ALSO BE DEEMED TO CONSTITUTE EXECUTION BY SUCH PURCHASER OF THE REGISTRATION RIGHTS AGREEMENT ANNEXED HERETO.

(NOTE: to be completed by purchaser):

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of $__________ of Shares (Such Purchaser’s “Subscription Amount”)

Date: _______________, 2007.

If the purchaser is an INDIVIDUAL, or if the purchasers are INDIVIDUALS who have purchased as JOINT TENANTS, as JOINT TENANTS with RIGHT OF SURVIVORSHIP, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

___________________________ Print Names(s)	___________________________ Social Security Number(s)
___________________________ Signature(s) of Investor(s)	___________________________ Joint Signature
___________________________ Address	___________________________ Date

If the purchaser is a PARTNERSHIP, CORPORATION, TRUST, LIMITED LIABILITY COMPANY or LIMITED LIABILITY PARTNERSHIP:

___________________________ Name of Partnership, Corporation, Trust, Limited Liability Company or Limited Liability Partnership Address:	___________________________ Federal Taxpayer Identification Number
By:___________________________	___________________________
Name: ________________________	State of Organization
Title:________________________

Company Signature Page Follows

THE FOREGOING SUBSCRIPTION IS ACCEPTED AND AGREED TO this ___ day of ___________, 2007 with respect to _____________ Shares.

GENERAL COMPONENTS, INC.

By:______________________________________________
Name: Ma Qing
Title: Chief Financial Officer

ACKNOWLEDGEMENT OF CONVERTIBLE NOTE INVESTORS

Each of the undersigned hereby acknowledges that the Convertible Promissory Note previously issued to it shall automatically convert into Series B Preferred Stock upon the consummation of the transactions contemplated by this Agreement and hereby waives any and all rights to the notice of conversion required pursuant to Section 5 of such Convertible Promissory Note. Each of the undersigned hereby releases and discharges the Company from and against all actions, proceedings, causes of action, claims for relief, demands, rights, titles, interest, damages, losses, costs, expenses, obligations, liabilities and other claims of every nature whatsoever arising out the performance of any obligations under such Convertible Promissory Note. Each of the undersigned hereby represents and warrants to the Company as to the same factual matters and to the same extent as a Purchaser represents and warrants to the Company in Section 1.03 of the Subscription Agreement as if it were deemed to be purchasing Shares upon the automatic conversion of such Convertible Promissory Note. In consideration of the foregoing representations and warranties on the part of the undersigned, the Company hereby represents and warrants to each of the undersigned as to the same factual matters and to the same extent the Company represents and warrants to a Purchaser in Article III of the Subscription Agreement as of the date of the automatic conversion of such Convertible Promissory Note.

COMTECH GLOBAL INVESTMENTS, INC. By: ___________________________ Name: Title:
BERRARD HOLDINGS LIMITED PARTNERSHIP By: ___________________________ Name: Title:
BLOOMING TECHNOLOGY INVESTMENTS LTD. By: ___________________________ Name: Title:

LONGVIEW FUND By: ___________________________ Name: Title:
____________________________________ Michael Rapoport
____________________________________ Shi Guo Hua

Investor Certification

NAME OF INVESTOR:

Initial or Check the appropriate item(s)

US INVESTORS - The undersigned further represents and warrants as indicated below by the undersigned’s initials:

A. Individual investors: (Please initial one or more of the following statements)

1._______I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

2._______I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

3._______I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

4._______I am a director or executive officer of General Components, Inc.

5._______I have individual net worth or my spouse and I have joint net worth of over $5,000,000.

B.	Partnerships, corporations, trusts or other entities: (Please initial one of the following seven statements). The undersigned hereby certifies that it is an accredited investor because it is:

1._____	an employee benefit plan whose total assets exceed $5,000,000;

2._____
an employee benefit plan whose investments decisions are made by a plan fiduciary which is either a bank, savings and loan association or an insurance company (as defined in Section 3(a) of the Securities Act) or an investment adviser registered as such under the Investment Advisers Act of 1940;

3._____	a self-directed employee benefit plan, including an Individual Retirement Account, with investment decisions made solely by persons that are accredited investors;

4._____	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

5._____
a corporation, partnership, limited liability company, limited liability partnership, other entity or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets excess of $5,000,000;

6._____
a trust, not formed for the specific purpose of acquiring the Shares, with total assets exceed $5,000,000, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares; or

7._____	an entity (including a revocable grantor trust but other than a conventional trust) in which each of the equity owners qualifies as an accredited investor.

NON-US INVESTORS - The undersigned further represents and warrants as indicated below by the undersigned’s initials:

A. Please initial the following statement:

1._______I certify that I am not a “U.S. person” (as defined in Regulation S) or purchasing for the account or benefit of a “U.S. person” and am purchasing Shares in an “offshore transaction” in accordance with Regulation S.

Schedule 3.02

General Components, Inc. - Group Chart

GCI : General Components, Inc., Nevada

Magical : Magical Insight Investments Limited, British Virgin Islands

HTW : Beihai Hi-Tech Wealth Technology Development Co. Ltd, China
Euro Asia : Euro Asia Arbitrage Investment Limited, Hong Kong

HEP : Beihai Hi-Tech Wealth Electronic Products Co. Ltd, China
BJ MCT : Beijing Hi-Tech Wealth Mobile Communication Technology Co. Ltd, China
BJ HTS : Beijing Hi-Tech Wealth Software Technology Ltd, China

Note:
1)
On December 21, 2006 Magical invested US$3.6m into HTW enlarging its ownership in HTW from 90% to 92.29%. On January 31, 2007 Magical entered into an asset purchase agreement for the remaining interest in HTW.

2)	HEP and BJ MCT are expected to be disposed of during the first quarter of 2007. Currently, HEP and BJ MCT have limited assets, liabilities and operations.